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                                  AMENDMENT TO
                                WARRANT AGREEMENT

                  This AMENDMENT TO WARRANT AGREEMENT (this "AMENDMENT") is dated as of November 5, 1999 and entered into by and among MSC.Software Corporation, a Delaware corporation (the "COMPANY") and ChaseMellon Shareholder Services, L.L.C., as warrant agent ("WARRANT AGENT"), and is made with reference to that certain Warrant Agreement dated as of June 18, 1999 by and among MSC.Software Corporation (formerly The MacNeal-Schwendler Corporation) and ChaseMellon Shareholder Services, L.L.C. (as successor to MSC.Software Corporation, the initial warrant agent) (the "WARRANT AGREEMENT"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Warrant Agreement.

                                   WITNESSETH:

                  WHEREAS, pursuant to a letter agreement dated October 18, 1999, MSC.Software Corporation resigned as warrant agent under the Warrant Agreement and appointed ChaseMellon Shareholder Services, L.L.C. as its successor;

                  WHEREAS, Company and Warrant Agent desire to amend certain provisions contained in Sections 17 and 20 of the Warrant Agreeement; and

                  WHEREAS, pursuant to Section 21 of the Warrant Agreement, Dendron Technology B.V. and Fronos Technology B.V., the Holders of all of the issued and outstanding Warrants under the Warrant Agreement, have consented to the amendments contained herein, as noted on the signature pages hereto.

                  NOW, THEREFORE, in consideration of the foregoing recitals which are made a part of this Amendment and for the purpose of defining the terms and provisions of the Warrant Agreement, the Company and Warrant Agent hereby agree as follows:

SECTION 1.        AMENDMENTS TO THE WARRANT AGREEMENT

1.1 AMENDMENT TO SUBSECTION 17.5: OFFICER'S CERTIFICATE. Subsection 17.5 of the Warrant Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

         "Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Chief Financial Officer or the Secretary of the Company and

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         delivered to the Warrant Agent; and such certificate shall be full authorization and protection to the Warrant Agent and the Warrant Agent shall incur no liability for or in respect of any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate."

1.2 AMENDMENT TO SUBSECTION 17.6: COMPENSATION, REIMBURSEMENT AND INDEMNIFICATION. Subsection 17.6 of the Warrant Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

         "The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature reasonably incurred by the Warrant Agent in the performance of its duties under this Agreement including its reasonable expenses and counsel fees. The Company also agrees to indemnify the Warrant Agent and save it harmless against any and all losses and liabilities, including judgments, costs and reasonable counsel fees, for any action taken, suffered or omitted by the Warrant Agent in the performance of its duties under this Agreement except as a result of the Warrant Agent's gross negligence or willful misconduct, as determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction. The indemnity provided herein shall survive the termination of this Agreement and the termination and expiration of the Warrants. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. Anything to the contrary notwithstanding, in no event shall the Warrant Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage. Any liability of the Warrant Agent under this Agreement, except in the event of the Warrant Agent's gross negligence or willful misconduct, as determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction, will be limited to the amount of fees paid by the Company to the Warrant Agent."

1.3 AMENDMENT TO SUBSECTION 17.9: SOLEY AS AGENT. Subsection 17.9 of the Warrant Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

         "The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Agreement except for its own gross negligence or willful misconduct, as determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction."

1.4 AMENDMENT TO SECTION 20: NOTICES. Section 20 of the Warrant Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

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         "Any notice pursuant to this Agreement by the Company or by the Holder of any Warrant to the Warrant Agent, or by the Warrant Agent or by the Holder of any Warrant to the Company, shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail, return receipt requested, (a) if to the Company, to MSC.Software Corporation, 815 Colorado Boulevard, Los Angeles, California 90041,
         Attention: Chief Financial Officer and, (b) if to the Warrant Agent, to ChaseMellon Shareholder Services, L.L.C., 400 South Hope Street, Fourth Floor, Los Angeles, California 90071, Attention: Mary Ann McElroy. Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in writing to the other party.

         Any notice mailed pursuant to this Agreement by the Company or the Warrant Agent to the Holders of Warrants shall be in writing and shall be deemed to have been duly given if mailed by first-class mail, postage prepaid, to such Holders at their respective addresses on the Warrant Register of the Warrant Agent."

SECTION 2.        COUNTERPARTS

         This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 3.        RATIFICATIONS; REFERENCES

         Except as expressly amended by this Amendment, the Warrant Agreement shall continue to be, and shall remain, unaltered and in full force and effect in accordance with its terms. All references in the Warrant Agreement to the "Agreement" shall be to the Warrant Agreement, as amended by this Amendment.

SECTION 4.        SUCCESSORS AND ASSIGNS

         The terms and provisions of this Amendment shall be binding upon and inure to the benefits of the Company and the Warrant Agent and there respective successors and assigns.

SECTION 5.        APPLICABLE LAW

                  Each Warrant issued under the Agreement, as amended by this Amendment, shall be deemed to be a contract made under the internal laws of the State of California (without preference to conflicts of law principles) and for all purposes shall be construed in accordance with the laws of said State; except that all provisions regarding the rights, duties and obligations of the Warrant Agent shall be governed and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed as of the day and year first above written.

                                           MSC.SOFTWARE CORPORATION

                                           By:  /s/ Louis A. Greco
                                                -------------------------------
                                                 Title: Chief Financial Officer
                                                        and Secretary

Attest:

/s/ Dan Bryce
---------------------------
Title: Vice President and General
       Manager of Engineering-e.com
       Division


                                           CHASEMELLON SHAREHOLDER
                                           SERVICES, L.L.C., as Warrant Agent

                                           By:  /s/ Mary Ann McElroy
                                                --------------------------------
                                                 Title: Relationship Manager

Attest:

/s/ [ILLEGIBLE]
----------------------------
Title: Assistant Vice President

The terms of this Amendment are consented to by the Holders of the Warrants.

DENDRON TECHNOLOGY, B.V.

By:  /s/ Nearchos Irinarchos
     -----------------------
Title: Director

FRONOS TECHNOLOGY, B.V.

By:  /s/ Nearchos Irinarchos
     -----------------------
Title: Director